UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

LiveDeal, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of LiveDeal, Inc. (the “Company”) was held on February 23, 2012. At the meeting, Richard D. Butler, Jr., Thomas J. Clarke, Jr. Dennis Gao, Jon Isaac, Tony Isaac, John Kocmur and Greg A. LeClaire were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his or her successor is elected and qualified. A proposal to increase the number of shares of the Company’s common stock available for issuance under the Company’s Amended and Restated 2003 Stock Plan from 140,000 shares to 340,000 shares and the appointment of Kabani & Company, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 were also approved and ratified at the meeting.

The voting results of the director elections and other proposals, which were described in more detail in the definitive proxy statement relating to the 2012 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on January 28, 2012, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard D. Butler, Jr.	1,827,594	5	0
Thomas J. Clarke, Jr.	1,827,094	500	0
Dennis Gao	1,827,094	500	0
Jon Isaac	1,827,094	500	0
Tony Isaac	1,827,094	500	0
John Kocmur	1,827,094	500	0
Greg A. LeClaire	1,827,094	500	0

Proposal No. 2 – Amendment to 2003 Stock Plan

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To amend the LiveDeal, Inc. Amended and Restated 2003 Stock Plan to increase the number of shares available for issuance under the plan from 140,000 shares to 340,000 shares	1,827,002	597	0	0

Proposal No. 2 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of Kabani & Company, Inc. as LiveDeal, Inc.’s independent registered public accounting firm for the fiscal year ending September 30, 2012	1,827,599	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: February 28, 2012	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer